UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	January 2, 2013
(Date of earliest event reported):	December 31, 2012

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                    717-291-2411
Former name or former address, if changed since last Report:     N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 - Regulation FD Disclosure.

On December 31, 2012, Fulton Bank, N.A., a wholly owned subsidiary of Fulton Financial Corporation, completed the divestiture of its Global Exchange Group division in a transaction previously announced and disclosed on From 8-K, filed December 19, 2012.  As previously announced, the proceeds of this transaction and short-term borrowings were used to prepay approximately $20 million in Federal Home Loan Bank (FHLB) advances, with a weighted average interest rate of 4.38% and maturing in January 2017. Fulton Financial Corporation incurred a penalty in connection with prepaying these FHLB advances of approximately $3.0 million ($2.0 million, net of tax). The annual interest expense savings from the prepayment of the FHLB advances is approximately $825,000, or $535,000 net of tax.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2013	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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